Exhibit 99.1
                     News Release
TransUnion Investor Day to Highlight Its Next Chapter of
Growth – Innovation at Scale, Value that Endures

CHICAGO, March 10, 2026 - TransUnion (NYSE: TRU) will host its 2026 Investor Day today in New York City, with a simultaneous livestream for virtual attendees. The program begins at 8:30 a.m. Eastern Time (ET) and is expected to conclude at approximately 1:00 p.m. ET. The live webcast, presentation materials and a replay will be available on the TransUnion Investor Relations website at www.transunion.com/tru. A webcast replay will also be accessible following the event.

During this event, TransUnion’s leaders will discuss how its transformation positions the company for accelerated innovation and value creation. Areas of focus will include TransUnion’s differentiated and proprietary data foundation, its AI-powered OneTru™ technology platform, and the drivers of growth across its complementary Credit, Marketing, Fraud and Consumer Solutions. The company will also spotlight how these solutions drive stronger commercial outcomes across verticals and geographies.

“After several years of transformational investment, TransUnion has built a global platform designed for scale. We are now at a strategic inflection point, ready to unlock the full value of what we’ve built for an AI-driven economy," said Chris Cartwright, President and CEO. “Our next chapter is about accelerating innovation for our customers and consumers to drive durable growth, stronger cash flow and increased shareholder returns.”

Reintroducing Medium-Term Financial Framework*

TransUnion is reintroducing a medium-term financial framework, with an outlook that includes:

•High-single digit organic constant-currency revenue growth per year including high-single digit growth in U.S. Markets and low-double digit growth in International. By solution family, Credit, Marketing and Fraud Solutions are expected to grow high-single digit or greater, and Consumer Solutions mid-single digit or greater.

•50 basis points of underlying Adjusted EBITDA margin expansion per year driven by revenue flow through and structural cost savings.

•Low-to-mid teens Adjusted Diluted Earnings per Share growth per year, including contribution from capital deployment actions.

*Revenue growth and underlying margin expansion expectations exclude any impact from changes in FICO mortgage royalties.

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Additionally, TransUnion re-confirmed its expectation to deliver 90 percent or greater free cash flow conversion over the medium-term. With strengthening cash generation, TransUnion anticipates an increased bias to return capital to shareholders going forward through share repurchases and dividends.

Reiterating 2026 guidance; expect to incorporate Trans Union de México in guidance alongside first quarter earnings

TransUnion is reiterating its full year 2026 financial guidance, which was previously released on February 12, 2026. This guidance does not include the acquisition of majority ownership of Trans Union de México, which closed on March 2, 2026. We plan to incorporate this acquisition into our full-year 2026 guidance alongside our first quarter 2026 earnings results.

About TransUnion (NYSE: TRU)
TransUnion is a global information and insights company with over 13,800 associates operating in more than 30 countries. We make trust possible by ensuring each person is reliably represented in the marketplace. We do this with a Tru™ picture of each person: an actionable view of consumers, stewarded with care. Through our acquisitions and technology investments we have developed innovative solutions that extend beyond our strong foundation in core credit into areas such as marketing, fraud, risk and advanced analytics. As a result, consumers and businesses can transact with confidence and achieve great things. We call this Information for Good® — and it leads to economic opportunity, great experiences and personal empowerment for millions of people around the world. http://www.transunion.com/business

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance, medium-term financial framework and outlook, capital allocation strategy, and descriptions of our business plans and strategies.
Factors that could cause actual results to differ materially from those described in the forward-looking statements include: macroeconomic effects and changes in market conditions, including the impact of tariffs, inflation, risk of recession, trade policy, and industry trends and adverse developments in the debt, consumer credit and financial services markets, including the impact on the carrying value of our assets in all of the markets where we operate; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; uncertainty related to Fair Isaac Corporation's ("FICO") new Mortgage Direct License Program; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; our approach to the use of artificial intelligence; our ability to effectively manage our costs; our ability to maintain effective internal control over financial reporting or disclosure controls and procedures; economic and political stability in the United States and risks associated with the international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to acquire businesses,

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successfully secure financing for our acquisitions, timely consummate our acquisitions, successfully integrate the operations of our acquisitions, control the costs of integrating our acquisitions and realize the intended benefits of such acquisitions; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; stock price volatility; share repurchase plans; dividend rate; our reliance on key management personnel; and changes in tax laws or adverse outcomes resulting from examination of our tax returns.
There may be other one-time events and other factors, many of which are beyond our control, that may cause our actual results to differ materially from the forward-looking statements, including those disclosed in our Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). The forward-looking statements contained in this press release speak only as of the date hereof. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date hereof.

Non-GAAP Financial Measures
Organic constant-currency revenue, Adjusted EBITDA, Adjusted Diluted EPS and free cash flow conversion are non-GAAP measures which should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Free cash flow conversion is calculated by dividing free cash flow by Adjusted Net Income.
For further information on our non-GAAP measures refer to Exhibit 99.1 of our Form 8-K, "Press release of TransUnion dated February 12, 2026, announcing results for the quarter and year ended December 31, 2025," under the heading 'Non-GAAP Financial Measures,' furnished to the Securities and Exchange Commission on February 12, 2026.
For non-GAAP measures presented on a forward-looking basis, TransUnion has not provided a reconciliation of non-GAAP measures to the most comparable GAAP financial measures because it would be difficult to predict with reasonable certainty the nature and amount of non-GAAP adjustments without unreasonable effort. This information could be material to TransUnion’s results computed in accordance with GAAP.

For More Information
E-mail:    Investor.Relations@transunion.com
Telephone:    312.985.2860

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